CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Shareholders
Applied Intelligence Group, Inc.


We consent to the incorporation by reference in the registration statement of Applied Intelligence Group, Inc. on Form S-8 (File No. 333-22227) of our report dated March 7, 1997, on our audits of the financial statements of Applied Intelligence Group, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-KSB.



                              COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
March 27, 1997